                                                                 Exhibit T3A-73.

                               State of California

                               SECRETARY OF STATE

         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 2 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                                                     IN WITNESS WHEREOF, I
                                                     execute this certificate
                                                     and affix the Great Seal of
                                                     the State of California
                                                     this day of

                                                               Feb 26 2004
                                                        -----------------------
                                                            /s/ Kevin Shelley

         [SEAL]

                                                     Secretary of State

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                            ARTICLES OF INCORPORATION

                                       OF

                                MT. LASSEN POWER

                                        I

                         The name of this Corporation is

                                Mt. Lassen Power

                                       II

                  The purpose of this corporation is to engage in any lawful act or activity for which a corporation may be organized under the General Corporation Law of California other than the banking business, the trust company business or the practice of a profession permitted to be incorporated by the California Corporations Code.

                                       III

                  The name and address in the State of California of this corporation's initial agent for service of process is:

                                       2

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         Donald C. Liddell, 6055 East Washington Boulevard, Commerce, California
90040.

                                       IV

         This corporation is authorized to issue only one class of shares of stock; and the total number of shares which this corporation is authorized to issue is 10,000.

DATED: January 2, 1992

                                                 /s/ Pam Martin
                                                 -------------------------
                                                 PAM MARTIN, INCORPORATOR

         I hereby declare that I am the person who executed the foregoing Articles of Incorporation, which execution is my act and deed.

                                                 /s/ Pam Martin
                                                 ------------------------
                                                 PAM MARTIN

                                       3

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                                                                 Exhibit T3A-51.

                               State of California

                               Secretary of State

         I, Kevin Shelley, Secretary of State of the State of California, hereby certify:

         That the attached transcript of 4 page(s) was prepared by and in this office from the record on file, of which it purports to be a copy, and that it is full, true and correct.

                           IN WITNESS WHEREOF, I execute this certificate and
                                    affix the Great Seal of the State of
                                    California this day of

                                    FEB 26 2004

                           /s/ Kevin Shelley
                           --------------------------
                           Secretary of State